Exhibit 10.16

September 6, 2016

American Finance Trust, Inc.
American Realty Capital – Retail Centers of America, Inc.

American Realty Capital Retail Operating Partnership, L.P.

c/o 405 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Agreement of Limited Partnership of American Realty Capital Retail Operating Partnership, L.P. dated as of October 24, 2014, as amended by the First Amendment thereto dated as of April 15, 2015 and by the Second Amendment thereto dated as of June 30, 2015 (collectively, the “RCA Partnership Agreement”). Terms used in this letter agreement and not defined herein have the meanings given to them in the RCA Partnership Agreement.

On the date of this letter agreement, American Finance Trust, Inc., Genie Acquisition, LLC, American Finance Operating Partnership, L.P., American Realty Capital – Retail Centers of America, Inc. (“RCA”) and American Realty Capital Retail Operating Partnership, L.P. (“RCA OP”) have executed and delivered the Agreement and Plan of Merger (the “Merger Agreement”).

The undersigned, American Realty Capital Retail Advisor, LLC (the “RCA Advisor”), is the sole record and beneficial owner of (i) the Special Limited Partner Interest and (ii) 479,802 Class B Units, in each case, which it holds free and clear of encumbrances other than restrictions on transfer or other encumbrances provided for under the RCA Partnership Agreement or restrictions on transfer under applicable securities laws.

The RCA Advisor hereby acknowledges that, in accordance with the terms and conditions set forth in the Merger Agreement, subject to, and at, the Effective Time (as defined in the Merger Agreement), (x) the Special Limited Partner Interest shall be redeemed in full in exchange for a payment equal to the Computed Amount and (y) each of the Class B Units issued and outstanding immediately prior to the Effective Time shall be converted into the Partnership OP Merger Consideration (as defined in the Merger Agreement). The term “Computed Amount” means an amount, computed in accordance with the methodology used on Exhibit A to this letter Agreement, that depicts the redemption price for the Special Limited Partner Interest as if the Effective Time occurred on June 30, 2016.

The RCA Advisor hereby acknowledges that a portion of the amount payable to it in redemption of the Special Limited Partner Interest will be subsequently remitted to Lincoln Retail REIT Services, LLC (“Lincoln”) in accordance with the terms of the service agreement between the RCA Advisor and Lincoln in effect immediately prior to the Effective Time.

The RCA Advisor hereby acknowledges that, subject to, and at, the Effective Time, the Company Advisory Agreement (as defined in the Merger Agreement) shall automatically terminate, and, for all purposes of the Company Advisory Agreement, such termination will constitute a Termination (as defined in the Company Advisory Agreement) and the date on which the Effective Time occurs shall constitute the Termination Date (as defined in the Company Advisory Agreement).

For the avoidance of doubt, the Special Limited Partner Interest and the Class B Units referred to in this letter agreement are the only interests (whether in the profits or capital) owned (of record or beneficially) by the RCA Advisor, and persons claiming through the RCA Advisor, in RCA OP.

In the event that the Merger Agreement is terminated in accordance with its terms, this letter agreement shall terminate automatically without any liability to any party hereunder.

[Remainder of Page Intentionally Left Blank]

Intending to be legally bound, the undersigned have cause this letter agreement to be executed and delivered as of the date first set forth above.

American Realty Capital Retail Advisor, LLC

By:	/s/ Jesse C. Galloway
Name: Jesse C. Galloway
Title: Authorized Signatory

Agreed:

American Finance Trust, Inc.

By:	/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: Chief Executive Officer

American Realty Capital – Retail Centers of America, Inc.

By:	/s/ Katie P. Kurtz
Name: Katie P. Kurtz
Title: Chief Financial Officer

American Realty Capital Retail Operating Partnership, L.P.

By:	American Realty Capital – Retail Centers of America, Inc.,
its sole general partner

By:	/s/ Katie P. Kurtz
Name: Katie P. Kurtz
Title: Chief Financial Officer

Exhibit A

Computed Amount Methodology

See attached

Retail

Promote Calculation

6/30/2016

		Common Shares			Retail
	Amount	Outstanding	Per Share		Share Price

Cash proceeds received	$978,327,164	98,650,335	$9.917

Proposed Transaction:
Shares outstanding	98,650,335
Estimated price per share	$10.255450			Est	10.255450

Estimated Transaction Value	$1,011,703,583

Distributions (inception to date):
At 6.4% rate	$126,713,496
At hurdle rate of 7.0% rate	138,349,297
Difference	(11,635,801)
Estimate of distributions above (below) hurdle rate

Total	$(11,635,801)

Cash and stock proceeds	1,011,703,583
Return of principal to common shareholders	(978,327,164)
Proceeds, net	33,376,419
Distributions above (below) hurdle	(11,635,801)
Total return to shareholders	$21,740,618

Allocation of profit above hurdle:

85% to shareholders	$18,479,526
15% to sponsor	3,261,093
	$21,740,618

Estimated Transaction Value	1,011,703,583
Equity Raised	(978,327,164)
Net	33,376,419

Priority Allocations of RCA Operating Partnership
Reverse any special allocation of depreciation to the Advisor —
2012	(826,965)
2013	(3,146,998)
Class B Units (required allocation assuming $10 per unit)	(4,798,020)
Estimated Promote	(3,261,093)

	21,343,344